Exhibit 99.1

Image Sensing Systems, Inc.
Unaudited Pro Forma Consolidated Financial Information

The following unaudited consolidated pro forma financial information of Image Sensing Systems, Inc. and its consolidated subsidiaries (“ISS” or the “Company”) is based upon the historical statements of operations, as adjusted to reflect the disposition of its license plate recognition (“LPR”) business segment. The historical statements of operations presented in the pro forma financial information are for the three months ended March 31, 2015 as presented in the Company’s Quarterly Report on Form 10-Q filed on May 5, 2015, and for the year ended December 31, 2014 as presented in the Company’s Annual Report on Form 10-K filed on March 20, 2015. The historical balance sheet presented in the pro forma financial information is as of March 31, 2015 as was presented in the Company’s Quarterly Report on Form 10-Q filed on May 5, 2015.

The following unaudited consolidated pro forma financial information of ISS should be read in conjunction with the related notes and with the historical consolidated financial statements of ISS and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited pro forma consolidated balance sheet reflects the disposition of the LPR business segment as if it occurred on March 31, 2015, while the unaudited pro forma statements on consolidated income give effect to the disposition as if it occurred on January 1, 2014. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that ISS management believes are reasonable.

The unaudited consolidated pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statements. For example, this financial information does not reflect any potential earnings or other impacts form the use of the proceeds from the disposition or cost reductions previously allocated corporate costs and potential subsequent restructuring charges.

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Image Sensing Systems, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of  March 31, 2015

(in thousands, except per share data)

	Image Sensing Systems Consolidated Historical	Pro Forma Adjustments LPR Disposition		Image Sensing Systems Pro Forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$884	$4,200	(a)	$5,084
Accounts receivable, net of allowance for doubtful accounts of $147	4,525	(1,387	)(b)	3,138
Inventories	1,980	(1,104	)(b)	876
Prepaid expenses and other current assets	641	(160	)(b)	481
Total current assets	8,030	1,549		9,579

Property and equipment:
Furniture and fixtures	619	(167	)(b)	452
Leasehold improvements	562	(157	)(b)	405
Equipment	3,886	(499	)(b)	3,387
	5,067	(823)		4,244
Accumulated depreciation	4,282	(661	)(b)	3,621
	785	(162)		623

Intangible assets, net	3,570	(3,237	)(b)	333
Deferred income taxes	59	—		59
TOTAL ASSETS	$12,444	$(1,851)		$10,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,707	$(361	)(b)	$2,346
Warranty and other current liabilities	1,789	(648	)(b)	1,141
Accrued compensation	604	(64	)(b)	540
Accrued restructuring	32	—		32
Total current liabilities	5,132	(1,073)		4,059

Deferred income taxes	157	—		157
Other long-term liabilities	104	357	(b)	461
				—
Shareholders’ equity				—
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—		—
Common stock, $.01 par value; 20,000,000 shares authorized, 5,005,803 issued and outstanding	49	—		49
Additional paid-in capital	23,622	—		23,622
Accumulated other comprehensive loss	(335)	—		(335)
Accumulated deficit	(16,285)	(1,135	)(c)	(17,420)
Total shareholders’ equity	7,051	(1,135)		5,916
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,444	$(1,851)		$10,593

See accompanying notes to the unaudited pro forma consolidated financial statements

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Image Sensing Systems, Inc.

Unaudited Pro Forma Consolidated Statement of Operations for the three months Ending March 31, 2015

(in thousands, except per share data)

	Image Sensing Systems Consolidated Historical	Pro Forma Adjustments LPR Disposition		Image Sensing Systems Pro Forma Consolidated

Consolidated Statement of Operations Data:
Revenue:
Product sales	$2,328	$1,112	(d)	$1,216
Royalties	2,011	—		2,011
	4,339	1,112		3,227
Cost of revenue:
Product sales	1,019	432	(d)	587
	1,019	432		587
Gross profit	3,320	680		2,640

Operating expenses:
Selling, marketing and product support	1,415	543	(e)	872
General and administrative	1,478	606	(e)	872
Research and development	1,077	171	(e)	906
Amortization of intangible assets	381	259	(e)	122
Restructuring	119	—		119
	4,470	1,579		2,891
Loss from operations	(1,150)	(899)		(251)

Other expense, net	(1)	—		(1)
Loss before income taxes	(1,151)	(899)		(252)
Income tax expense	16	—		16
Net Loss	$(1,167)	$(899)		$(268)

Net loss per share:
Basic	$(0.23)	$(0.18)		$(0.05)
Diluted	$(0.23)	$(0.18)		$(0.05)

Weighted average number of common shares outstanding:
Basic	4,999	4,999		4,999
Diluted	4,999	4,999		4,999

See accompanying notes to the unaudited pro forma consolidated financial statements

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Image Sensing Systems, Inc.

Unaudited Pro Forma Consolidated Statement of Operations for the twelve months Ending December 31, 2014

(in thousands, except per share data)

	Image Sensing Systems Consolidated Historical	Pro Forma Adjustments LPR Disposition		Image Sensing Systems Pro Forma Consolidated

Consolidated Statement of Operations Data:
Revenue:
Product sales	$12,806	$4,903	(d)	$7,903
Royalties	10,247	—		10,247
	23,053	4,903		18,150
Cost of revenue:
Product sales	8,041	3,458	(d)	4,583
	8,041	3,458		4,583
Gross profit	15,012	1,445		13,567

Operating expenses:
Selling, marketing and product support	9,543	3,691	(e)	5,852
General and administrative	6,185	2,241	(e)	3,944
Research and development	5,734	843	(e)	4,891
Amortization of intangible assets	1,558	1,070	(e)	488
Impairment	1,017	1,017	(e)	—
Restructuring	770	—		770
Investigation matter	152	—		152
	24,959	8,862		16,097
Loss from operations	(9,947)	(7,417)		(2,530)

Other income, net	70	—		70
Loss before income taxes	(9,877)	(7,417)		(2,460)
Income tax expense (benefit)	(174)	59	(f)	(115)
Net loss	$(9,703)	$(7,476)		$(2,345)

Net loss per share:
Basic	$(1.95)	$(1.50)		$(0.47)
Diluted	$(1.95)	$(1.50)		$(0.47)

Weighted average number of common shares outstanding:
Basic	4,983	4,983		4,983
Diluted	4,983	4,983		4,983

See accompanying notes to the unaudited pro forma consolidated financial statements

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Image Sensing Systems, Inc.
Unaudited Pro Forma Consolidated Financial Information

(a)	To reflect the cash proceeds received for the sale of the LPR business segment.

(b)	To reflect the removal or adjustment of LPR balance sheet accounts as set in the SAPA.

(c)	To reflect the estimated loss related to the sale of LPR assets

(d)	Represents the decrease of LPR revenue and cost of sales as if the divestiture occurred on January 1, 2014 and 2015

(e)	Represents the pro forma decrease of operating costs as if the LPR divestiture occurred on January 1, 2014 and 2015

(f)	Represents the pro forma decrease in income tax benefit as if the transaction occurred on January 1, 2014

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